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                                                                    Exhibit 23.2


                          Independent Auditors' Consent

We consent to the incorporation by reference herein of our report relating to the consolidated balance sheets of Gartner Group, Inc. and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1999, which report appears in the September 30, 1999 annual report on Form 10-K of Gartner Group, Inc.

St. Petersburg, Florida
February 15, 2000                             /s/ KPMG LLP